UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

(Date of Report: Date of earliest event reported)

May 31, 2006

McKENZIE BAY INTERNATIONAL, LTD.
(Exact name of registrant as specified in its charter)

                       Delaware                   000-49690                           51-0386871

(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S Employer Identification No.)

37899 Twelve Mile Road, Ste. 300, Farmington Hills, MI 48331        48331

                       (Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:

(248) 489-1961

_________________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

WindStor ANNOUNCES FILING OF PATENT APPLICATION

FARMINGTON HILLS , MICHIGAN -May 31, 2006— McKenzie Bay International Ltd.'s ( MKBY.OTCBB ) subsidiary WindStor Power Co. (WindStor) announced today that a patent application has been filed for design improvements to the WindStor wind turbine.

“While the optimization process took longer than we expected, we are absolutely delighted with the results” stated Gregory N. Bakeman, McKenzie Bay International, Ltd. President. “Because WindStor’s improvements address many of the disadvantages of current vertical axis wind generation turbines, we believe the new design represents the next generation in turbine design.”

The optimization process, led by Analytical Design Service Corp., located in Ann Arbor, Michigan, has been designed to result in a more rigid, lighter and more efficient wind turbine. The state of the art tower (shown in the simulation to the right) has been designed with a center tube as a structural member, which extends to the top of the turbine cage to increase rigidity. The hub, to which the lower portion of the blades are attached, is also the shell of the direct drive generator resulting in fewer parts aloft and less mechanical loss of energy.

The primary improvement is the elevation of the blades to the top of the tower with an improved hub and attachment assembly designed to improve performance and streamline maintenance . With the blade placement at the top of a tower, WindStor’s turbine is designed to take maximum advantage of its omni-directional power generation capacities.

The turbine is designed to rotate at a maximum speed of 50 rpm and reach its rated power output of 200 kW at wind speeds of 12m/s (26.84 mph). The lower rotational speed is expected to reduce potential harm to avian species and to be virtually silent when operating. The device is expected to produce approximately 500,000 kWh per year in average wind speeds of 7m/s (15.66 mph).

WindStor® is a wind energy system designed to generate and distribute electricity at urban and off-grid facilities with a "WindStor® Vertical Axis Wind Turbine" and a proprietary "System Integrator." WindStor® is owned by WindStor Power Co., a wholly owned subsidiary of McKenzie Bay International, Ltd. Additional information about WindStor® can be found at www.mckenziebay.com. For further information about this release contact, Investor Relations -- Richard Kaiser, YES INTERNATIONAL -- 800-631-8127, yes@yesinternational.com and/or WindStor Power Co. -- 248-489-1961 info@mckenziebay.com

This information statement contains statements that are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as ‘estimates,’ ‘anticipates,’ ‘plans,’ ‘believes,’ ‘projects,’ ‘expects,’ ‘intends,’ ‘predicts,’ ‘future,’ ’may,’ ‘potential,’ ‘contemplates,’ ‘will,’ ‘should,’ ‘could,’ ‘would’ or the negative of such terms or other comparable terminology. These statements relate to the Company’s future operations and financial performance or other future events. These statements are only predictions and not guarantees of future success. Many of the forward-looking statements are based on assumptions about future events that may prove inaccurate. Actual events, results, performance or achievements may differ materially from the events, results, performance or achievements discussed in the forward-looking statements. McKenzie Bay undertakes no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date of this information statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCKENZIE BAY INTERNATIONAL, LTD.

Date: June 1, 2006

By: /s/Donald C. Harms

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      Donald C. Harms

      Secretary